EXHIBIT 99.1
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                     JOHN B. SANFILIPPO & SON, INC.
                              NEWS RELEASE


COMPANY CONTACT:  Michael J. Valentine
                  Executive Vice President Finance
                  and Chief Financial Officer
                  (847) 871-6509


FOR IMMEDIATE RELEASE
May 11, 2006


JOHN B. SANFILIPPO ANNOUNCES SUCCESSION PLAN FOR ITS CHIEF EXECUTIVE OFFICER
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Elk Grove Village, IL, May 11, 2006 -- John B. Sanfilippo & Son, Inc.
(Nasdaq: JBSS) today announced that its Board of Directors has approved a succession plan for the Company's Chief Executive Officer, Jasper B. Sanfilippo. Pursuant to the succession plan, Mr. Sanfilippo intends to retire on January 1, 2008.

The succeeding management team will be comprised of the following executive officers, and it is expected that they will be elected to the positions described below at the board of directors meeting to be held on November 6, 2006.

Chief Executive Officer:                      Jeffrey T. Sanfilippo (currently
                                              Executive Vice President of Sales
                                              and Marketing)

Chief Operating Officer and President:        Jasper B. Sanfilippo, Jr.
                                              (currently Executive Vice
                                              President of Operations)

Chief Financial Officer and Group President:  Michael J. Valentine
                                              (currently Executive Vice
                                              President of Finance and CFO)

Chief Information Officer:                    James A. Valentine (currently
                                              Executive Vice President of
                                              Information Systems)


                                   -More-


After the November 2006 meeting it is expected that Mr. Sanfilippo will continue to serve as Chairman of the Board and contribute to the Company. "The succeeding management team has literally grown up in the industry, and they have extensive expertise in their respective areas of responsibility. Our Company will be in good hands," added Mr. Sanfilippo. "Until my retirement date, I will focus my efforts and experience in assisting the succeeding management team in critical areas such as the facility consolidation project and nut procurement, which will allow the team to focus on successfully operating our Company," Mr. Sanfilippo concluded.


The statement of Jasper B. Sanfilippo in this release is forward-looking. This forward-looking statement is based on the Company's current expectations and involves risks and uncertainties.
Consequently, the Company's actual results could differ materially. Among the factors that could cause results to differ materially from current expectations are: (i) sales activity for the Company's products, including a decline in sales to one or more key customers;
(ii) changes in the availability and costs of raw materials for the production of the Company's products and the impact of fixed price commitments with customers; (iii) fluctuations in the value and quantity of the Company's inventories of pecans, walnuts, almonds, peanuts or other nuts due to fluctuations in the market prices of these nuts and routine bulk inventory estimation adjustments, respectively; (iv) the Company's ability to lessen the negative impact of competitive pressures by reducing its selling prices and increasing sales volume while at the same time maintaining profit margins by reducing costs; (v) the potential for lost sales or product liability if our customers lose confidence in the safety of our products or are harmed as a result of using our products, particularly due to product adulteration, misbranding or peanut and tree nut allergy issues; (vi) risks and uncertainties regarding the Company's facility consolidation project;
(vii) the ability to negotiate amendments to existing credit agreements or obtain adequate financing; and (viii) the timing and occurrence (or nonoccurrence) of other transactions and events which may be subject to circumstances beyond the Company's control.

John B. Sanfilippo & Son, Inc. is a processor, packager, marketer and distributor of shelled and in-shell nuts and extruded snacks that are sold under a variety of private labels and under the Company's Fisher, Evon's, Snack 'N Serve Nut Bowl, Sunshine Country, Flavor Tree and Texas Pride brand names. The Company also markets and distributes a diverse product line of other food and snack items.